Exhibit 10.2

AMENDED AND RESTATED REVOLVING CREDIT NOTE

$30,000,000	Date: May 9, 2013

FOR VALUE RECEIVED, the undersigned (hereinafter, together with its successors in title and assigns, called the “Borrower”), by this promissory note (hereinafter, together with the Schedule annexed hereto, called “this Note”), absolutely and unconditionally promises to pay to the order of BANK OF AMERICA, N.A. (successor-by-merger with Fleet National Bank and assignee of Banc of America Leasing & Capital, LLC, itself a successor-by-merger with Fleet Capital Corporation) (hereinafter, together with its successors in title and assigns, called the “Lender”), the principal sum of Thirty Million and 00/100 Dollars ($30,000,000), or so much thereof as shall have been advanced by the Lender to the Borrower by way of Revolving Loans under the Credit Agreement (as hereinafter defined) and shall remain outstanding, such payment to be made as hereinafter provided, and to pay interest on the principal sum outstanding hereunder from time to time from the date hereof until the said principal sum or the unpaid portion thereof shall have become due and payable as hereinafter provided.

Capitalized terms used herein without definition shall have the meaning set forth in the Credit Agreement.

This Note amends and restates in its entirety (but does not a satisfaction or refinancing of) that certain Revolving Credit Note dated as of July 17, 2003 in the maximum principal amount of Fifteen Million Dollars ($15,000,000) executed and delivered by the Borrower to the Lender.

The unpaid principal (not at the time overdue) under this Note shall bear interest at the rate or rates from time to time in effect under the Credit Agreement. Accrued interest on the unpaid principal under this Note shall be payable on the dates specified in the Credit Agreement.

On December 31, 2014, the date of the final maturity of this Note, there shall become absolutely due and payable by the Borrower hereunder, and the Borrower hereby promises to pay to the Lender, the balance (if any) of the principal hereof then remaining unpaid, all of the unpaid interest accrued hereon and all (if any) other amounts payable on or in respect of this Note or the indebtedness evidenced hereby.

Each overdue amount (whether of principal, interest or otherwise) payable on or in respect of this Note or the indebtedness evidenced hereby shall (to the extent permitted by applicable law) bear interest at the rates and on the terms provided by the Credit Agreement. The unpaid interest accrued on each overdue amount in accordance with the foregoing terms of this paragraph shall become and be absolutely due and payable by the Borrower to the Lender on demand by the Lender. Interest on each overdue amount will continue to accrue as provided by the foregoing terms of this paragraph, and will (to the extent permitted by applicable law) be compounded monthly until the obligations of the Borrower in respect of the payment of such overdue amount shall be discharged (whether before or after judgment).

Each payment of principal, interest or other sum payable on or in respect of this Note or the indebtedness evidenced hereby shall be made by the Borrower directly to the Lender in U.S. Dollars, for the account of the Lender, at the address of the Lender set forth in the Credit Agreement, on the due date of such payment, and in immediately available and freely transferable funds. All payments on or in respect of this Note or the indebtedness evidenced hereby shall be made without set-off or counterclaim and free and clear of and without any deductions, withholdings, restrictions or conditions of any nature.

This Note is made and delivered by the Borrower to the Lender pursuant to the Amended and Restated Credit and Security Agreement, dated as of July 17, 2003, between the Borrower and the Lender (hereinafter, as originally executed, as presently amended to date and as now or hereafter varied or supplemented or amended and restated, called the “Credit Agreement”), to which reference is hereby made for a statement of the terms and conditions (to the extent not set forth herein) under which the Revolving Loans evidenced by this Note were made and are to be repaid. This Note evidences the obligation of the Borrower (a) to repay the principal amount of the Revolving Loans made by the Lender to the Borrower pursuant to the Credit Agreement; (b) to pay interest, as herein and therein provided, on the principal amount hereof remaining unpaid from time to time; and (c) to pay other amounts which may become due and payable hereunder or thereunder as herein and therein provided. The payment of the principal of and the interest on this Note and the payment of all (if any) other amounts as may become due and payable on or in respect of this Note are secured by certain collateral, as evidenced by the Loan Documents. Reference is hereby made to the Credit Agreement (including the Exhibits and Schedules annexed thereto) and to the other Loan Documents for a complete statement of the terms thereof and for a description of such collateral

The Borrower will have the right to prepay the unpaid principal of this Note in full or in part upon the terms contained in the Credit Agreement. The Borrower will have an obligation to prepay principal of this Note from time to time if and to the extent required under, and upon the terms contained in, the Credit Agreement. Any partial payment of the indebtedness evidenced by this Note shall be applied in accordance with the terms of the Credit Agreement.

Pursuant to and upon the terms contained in Section 9.1 of the Credit Agreement, the entire unpaid principal of this Note, all of the interest accrued on the unpaid principal of this Note and all (if any) other amounts payable on or in respect of this Note or the indebtedness evidenced hereby may be declared to be immediately due and payable, whereupon the entire unpaid principal of this Note, all of the interest accrued on the unpaid principal of this Note and all (if any) other amounts payable on or in respect of this Note or the indebtedness evidenced hereby shall (if not already due and payable) forthwith become and be due and payable to the Lender without presentment, demand, protest or any other formalities of any kind, all of which are hereby expressly and irrevocably waived by the Borrower, excepting only for notice expressly provided for in the Credit Agreement.

All computations of interest payable as provided in this Note shall be made by the Lender in accordance with the terms of the Credit Agreement. The interest rate in effect from time to time shall be determined in accordance with the terms of the Credit Agreement.

Should all or any part of the indebtedness represented by this Note be collected by action at law, or in bankruptcy, insolvency, receivership or other court proceedings, or should this Note be placed in the hands of attorneys for collection after default, the Borrower hereby promises to pay to the holder of this Note, upon demand by the holder hereof at any time, in addition to principal, interest and all (if any) other amounts payable on or in respect of this Note or the indebtedness evidenced hereby, all court costs and reasonable attorneys’ fees and all other collection charges and expenses reasonably incurred or sustained by the holder of this Note.

No delay or omission on the part of the Lender or any holder hereof in exercising any right hereunder shall operate as a waiver of such right or of any other rights of the Lender or such holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar or waiver of the same or any other right on any further occasion.

The Borrower and every endorser and guarantor of this Note hereby irrevocably waive notice of acceptance, presentment, demand, notice of nonpayment, protest, notice of protest, suit and all other demands, notices and other conditions precedent in connection with the delivery, acceptance, performance, default, collection and/or enforcement of this Note or any collateral or security therefor, except for notices expressly provided for in the Credit Agreement or any other Loan Document, and assent to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral and to the addition or release of any other party or person primarily or secondarily liable.

The Lender’s books and records concerning the Revolving Loans, the accrual of interest thereon, and the repayment of such Revolving Loans, shall be prima facie evidence of the indebtedness hereunder.

This Revolving Note shall be binding upon the Borrower, and each endorser and guarantor hereof, and upon their respective successors, assigns and representatives, and shall inure to the benefit of the Lender and its permitted successors, endorsees, and assigns.

Except as otherwise provided in the Credit Agreement, if at all, the Borrower hereby absolutely and irrevocably consents and submits, for itself and its property, to the non-exclusive jurisdiction of the courts of the State of Rhode Island, U.S.A. and of the United States of America for the District of Rhode Island in connection with any actions or proceedings brought against the Borrower by the holder hereof arising out of or relating to this Note.

EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARJSING OUT OF OR RELATING TO THIS NOTE OR ANY OF THE OTHER LOAN DOCUMENTS EXECUTED IN CONNECTION HEREWITH (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR THE LENDER TO ACCEPT THIS NOTE AND MAKE THE LOANS.

This Note is intended to take effect as a sealed instrument This Note and the obligations of the Borrower hereunder shall be governed by and interpreted and determined in accordance with the laws of the State of Rhode Island, U.S.A.

(Signatures on next page)

IN WITNESS WHEREOF, this REVOLVING CREDIT NOTE has been duly executed under seal by the undersigned on the day and in the year first above written.

BORROWER:

WITNESS:	KVH INDUSTRIES, INC.

/s/ Eileen Pribula	By:	/s/ Martin Kits van Heyningen
Title: CEO

[Signature Page to Amended and Restated Revolving Credit Note]